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                          ARAHOVA COMMUNICATIONS, INC.
             (Survivor of Merger with Century Communications Corp.)

                                       and

                      U.S. BANK TRUST NATIONAL ASSOCIATION,
                                   as Trustee


                         ------------------------------

                          First Supplemental Indenture

                           Dated as of October 1, 1999

                         ------------------------------






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          FIRST SUPPLEMENTAL INDENTURE, dated as of October 1, 1999 between
ARAHOVA COMMUNICATIONS, INC., a corporation duly organized and existing under the laws of the State of Delaware, formerly known as Adelphia Acquisition Subsidiary, Inc. and having its principal offices at One North Main Street, Coudersport, Pennsylvania 16915 ("Arahova"), and U.S. BANK TRUST NATIONAL ASSOCIATION, formerly known as FIRST TRUST OF CALIFORNIA, NATIONAL ASSOCIATION, a national banking association duly organized and existing under the laws of the United States, as trustee (the "Trustee") (the "First Supplemental Indenture"), to the Indenture, dated as of January 15, 1998 (the "Indenture"), between CENTURY COMMUNICATIONS CORP., a corporation duly organized and existing under the laws of the State of New Jersey (the "Company"), having its principal offices at 50 Locust Avenue, New Canaan, Connecticut 06840, and the Trustee.

                             RECITALS OF THE COMPANY

          WHEREAS, the Company has duly authorized the execution and delivery of the Indenture to provide for the issuance of $605,000,000 Senior Discount Notes due January 15, 2008 (the "Senior Discount Notes"), as provided in the Indenture; and

          WHEREAS, pursuant to the Agreement and Plan of Merger by and among Adelphia Communications Corporation, a Delaware corporation ("Adelphia"), the Company and Arahova , the Company has merged with and into Arahova; and

          WHEREAS, Arahova, the surviving corporation of the merger between the Company and Arahova, desires and has requested the Trustee to join it in the execution and delivery of this First Supplemental Indenture in order to expressly assume the due and punctual payment of the principal of (and premium, if any) and interest on all of the Senior Discount Notes and the performance of every covenant of the Indenture on the part of the Company to be performed or observed; and

          WHEREAS, Section 10.01(1) of the Indenture provides that a supplemental indenture may be entered into by Arahova and the Trustee without the consent of any holder of any Senior Discount Notes for such purpose provided compliance with Article Nine of the Indenture; and

          WHEREAS, the conditions set forth in Article Nine of the Indenture have been complied with; and

          WHEREAS, all things necessary to make this First Supplemental Indenture a valid agreement of Arahova and the Trustee, in accordance with it terms, and a valid amendment of, and supplement to, the Indenture have been done;

          NOW THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

          In consideration of the premises, Arahova as successor in interest to the Company mutually covenants and agrees with the Trustee, for the equal and proportionate benefit of all






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holders of the Senior Discount Notes, that the Indenture is supplemented and amended, to the extent and for the purposes expressed herein, as follows:

PARAGRAPH A. ARTICLE NINE

          Arahova expressly assumes the due and punctual payment of the principal of (and premium, if any) and interest on the Senior Discount Notes and the performance of every covenant of the Indenture on the part of the Company to be performed and observed.

          [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]







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          IN WITNESS WHEREOF, the parties hereto have caused this First
Supplemental Indenture to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                         ARAHOVA COMMUNICATION, INC.


                                         By:   /s/ Michael J. Rigas
                                             -----------------------------------
                                             Name:  Michael J. Rigas
                                                    ----------------------------
                                             Title: Executive Vice President
                                                    ----------------------------


                                         U.S. BANK TRUST
                                         NATIONAL ASSOCIATION,
                                         as Trustee


                                         By:  /s/ Robert Schneider
                                             -----------------------------------
                                             Name:  Robert Schneider
                                                    ----------------------------
                                             Title: Assistant Vice President
                                                    ----------------------------









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COMMONWEALTH OF PENNSYLVANIA        )
                                    ) ss:
COUNTY OF POTTER                    )


          On the 28th day of September, 1999, before me personally came Michael
J. Rigas, to me known, who, being by me duly sworn, did depose and say that he is Executive Vice President of ARAHOVA COMMUNICATIONS, INC., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.



[NOTARIAL SEAL]                                   /s/ Migorette Houghtaling
                                             -----------------------------------
                                             Notary Public







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STATE OF CALIFORNIA        )
                           )  ss:
COUNTY OF LOS ANGELES      )


          On the 27th day of September, 1999, before me personally came Robert Schneider, to me known, who, being by me duly sworn, did depose and say that he is the Assistant Vice President of U.S. BANK TRUST NATIONAL ASSOCIATION, as Trustee, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.


[NOTARIAL SEAL]                                        /s/ Grace Yang
                                              ----------------------------------
                                              Notary Public